EXHIBIT 16.1

      BDO Seidman, LLP                            330 Madison Avenue
      Accountants and Consultants                 New York, New York 10017-5001
                                                  Telephone: (212) 985-8000
                                                  Fax: (212) 697-1200







September 24, 2001




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20519

Dear Sir or Madam:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 19, 2001, to be filed by our former client, Datametrics Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/B D O Seidman, LLP

BDO Seidman, LLP